Form of Proxy to Be Mailed
            to Shareholders of InterWest Bancorp, Inc.

                         REVOCABLE PROXY
                     INTERWEST BANCORP, INC.


               SPECIAL MEETING OF SHAREHOLDERS
               ________________________ , 1996


    The undersigned hereby appoints ____________ and ______________ as the official proxy committee of the Board of Directors, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of InterWest Bancorp, Inc. ("InterWest") which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at ____________________________________, Oak Harbor, Washington, on ________,
__________, 1996, at __:00 _.m., local time, and at any and all adjournments thereof, as follows:


                                                           FOR      AGAINST
ABSTAIN


1.  A proposal to approve the Agreement and Plan           ----       ----
 ----
    of Mergers, dated as of January 10, 1996 (the
    "Merger Agreement"), between InterWest and its wholly-owned subsidiary, InterWest Savings Bank,
    ("InterWest Savings") and Central Bancorporation
    ("Central") and its wholly-owned subsidiaries,
    Central Washington Bank and North Central Washington
    Bank (together, the "Banks"), a copy of which is attached as Appendix A to the accompanying
    Prospectus/Joint Proxy Statement, under the terms of which (i) Central will merge with and into InterWest with InterWest as the surviving corporation, and the Banks will merge with and into InterWest Savings and (ii) each outstanding share of common stock of Central will be converted into shares of InterWest Common Stock in accordance with the terms of the Merger Agreement.




    The Board of Directors recommends a vote "FOR" the above proposal.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of InterWest at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from InterWest prior to the execution of this proxy of notice of the Special Meeting, a Prospectus/Joint Proxy Statement dated __________, 1996.

Dated:_____________ , 1996





- --------------------------               -------------------------
PRINT NAME OF STOCKHOLDER                PRINT NAME OF STOCKHOLDER






- --------------------------               -------------------------

SIGNATURE OF STOCKHOLDER                 SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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